For Immediate Release
Pricester.com Strengthens Board with New CTO

Hollywood, FL [May 3, 2007] - Pricester.com, Inc. (PRCC), which operates an innovative Internet shopping portal and provides cost-effective website development and Internet marketing services, has announced the appointment of Phillip Thomas as Chief Technology Officer and to serve on the company's Board of Directors.

Mr. Thomas comes to Pricester with an extensive technical and business background and has held executive positions with highly respected corporations including: AT& T Bell Laboratories, Cisco Systems, Hitachi, as well as a number of high-tech private companies. Most recently, as founder and CEO of Sage Technology Resources, he has focused his expertise in assisting early to mid-stage technology companies with their market/business development and the commercialization of their innovative, breakthrough technologies.

Pricester CEO Ed Dillon commented, "We are very excited to add Phil Thomas to our team. His experience with both product and technical teams is a tremendous asset to the Pricester organization. Phil brings an exceptional combination of industry experience and multiple skill sets that are hard to duplicate".

Mr. Thomas   is also well-versed in the areas of merger/acquisitions,
joint ventures and cooperative marketing programs. For example, he has successfully negotiated business agreements between companies including: Cisco/Linksys, Renesas, Avaya and Agere.

Dillon continued, "The addition of seasoned professionals, such as Phil, can greatly assist us in achieving our goals to enter into meaningful relationships with other companies that will more rapidly upstream our growth. Pricester's officers, directors and management team are committed to that goal, and we are pursuing all avenues that may increase our overall profitablity".

About Pricester.Com
Pricester.Com is an e-commerce company currently operating a website that enables any business to establish a fully functional online retail presence. The company's website, http://www.Pricester.com , is an Internet marketplace which allows vendors to host their website with product and service listings and allows consumers to search for those same listed products and services.
The Pricester.Com logo is available at
http://www.primezone.com/newsroom/prs/?pkgid=2804

Forward Looking Statements
Except for historical matters contained herein, the matters discussed in this release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these statements reflect numerous assumptions and involve risks and uncertainties that may affect Pricester.com, Inc., its business and prospects, and cause actual results to differ materially from these statements. Among these factors are Pricester.com, Inc.'s operations; competition; barriers to entry; reliance on strategic relationships; rapid technological changes; inability to complete transactions on favorable terms; the schedule and sell-through for websites; consumer demand for websites; the timing of the introduction of new generation competitive ecommerce systems, pricing changes by key vendors for hardware and software, the timing of any such changes, and the adequacy of supplies of new software product. In light of the risks and uncertainties inherent in these forward-looking statements, they should not be regarded as a representation by Pricester.com, Inc. or any other person that the projected results, objectives or plans will be achieved. Pricester.com, Inc. undertakes no obligation to revise or update the forward-looking statements to reflect events or circumstances after the date hereof.

This press release has been submitted to
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CONTACT:  Pricester.com, Inc.
          Investor Relations
          Ed Dillon
          (954) 272-1200
          edillon@pricester.com

          Agoracom Investor Relations
          www.agoracom.com/ir/pricester
          prcc@agoracom.com

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